Exhibit 99.1

TrueCar Announces Strategic Restructuring
Workforce Reduction Expected to Reduce Annualized Expenses by Approximately $35 Million

SANTA MONICA, Calif., May 28, 2020 – TrueCar, Inc. (NASDAQ: TRUE) announced today a strategic restructuring of its workforce to reinforce its pursuit of a best-in-class car buying experience.

In anticipation of the termination of its partnership with USAA Federal Savings Bank later this year, TrueCar initiated a workforce reduction impacting 219 positions, over 30% of the organization. The timing and scope of the reduction was accelerated by the impact of COVID-19. As part of the workforce reduction, the company expects to reduce annual expenses related to headcount, excluding stock-based compensation, by approximately $35 million.

Strategic restructuring to support a leaner operating model and reinforce focus on the consumer experience

In parallel with the workforce reduction, TrueCar also made changes to better align its organizational structure with its strategic priorities. Notable changes include:

1. Formation of new Consumer Group composed of product, consumer acquisition, consumer marketing and affinity partner teams. This consolidation will encourage cross-functional collaboration and alignment in pursuit of a best-in-class consumer experience.

2. Formation of a new Solutions Group composed of dealer sales & service, OEM sales & service and ALG. This consolidation will simplify and unify the company’s go-to-market approach.

No change to second quarter or full year 2020 financial commentary

Today’s announcement does not change the financial commentary management provided on the first quarter earnings call in early May.

Forward-Looking Statements

This press release contains forward-looking statements. All statements contained in this press release other than statements of historical fact are forward-looking statements, including statements regarding the annual expense reductions we expect to realize from the restructuring, the impact of the restructuring on our operations and strategic priorities and our expectations regarding future financial performance. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that may prove incorrect, any of which could cause our results to differ materially from those expressed or implied by such forward-looking statements, and include, among others, those risks and uncertainties described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission, or SEC, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC. Moreover, we operate in a very competitive and rapidly-changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. All forward-looking statements in this press release are based on information available to our management as of the date of this press release and, except as required by law, management assumes no obligation to update those forward-looking statements, which speak only as of their respective dates.

About TrueCar
TrueCar is a leading automotive digital marketplace that enables car buyers to connect to our nationwide network of Certified Dealers. We are building the industry’s most personalized and efficient car buying experience as we seek to bring more of the purchasing process online. Consumers who visit our marketplace will find a suite of vehicle discovery tools, price ratings and market context on new and used cars - all with a clear view of what’s a great deal. When they are ready, TrueCar will enable them to connect with a local Certified Dealer who shares in our belief that truth, transparency and fairness are the foundation of a great car buying experience. As part of our marketplace, TrueCar powers car-buying programs for over 250 leading brands, including AARP, Sam’s Club, and American Express. Nearly half of all new-car buyers engage with TrueCar powered sites, where they buy smarter and drive happier. TrueCar is headquartered in Santa Monica, California, with offices in Austin, Texas and Boston, Massachusetts.
For more information, please visit www.truecar.com, and follow us on Facebook or Twitter. TrueCar media line: +1-844-469-8442 (US toll-free)
Email: pr@truecar.com

Investor Relations Contact:
Danny Vivier
Vice President, Investor Relations & Strategic Finance
investors@truecar.com
(424) 258-8771

Public Relations Contact:
Shadee Malekafzali
Senior Director, Public Relations
shadee@truecar.com
(424) 258-8694